As filed with the Securities and Exchange Commission on June 9, 2000
                                                  Registration No. 333- ________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-3D
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)

      Pennsylvania                     6306                      23-3028464
    ----------------                 --------                  ------------
 (State or other juris-          (Primary Standard            (I.R.S. Employer
diction of incorporation     Industrial Classification       Identification No.)
    or organization)                 Code No.)

                                 271 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8828
                                ----------------
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                Edward J. Molnar
                      President and Chief Executive Officer

                   Harleysville Savings Financial Corporation
                                 271 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8828
                                ----------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with a copy to:

                             Kenneth B. Tabach, Esq.
                              Eric M. Marion, Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                 (202) 347-0300

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          Calculation of Registration Fee
=========================================================================================================================
                                          Amount to       Proposed Maximum       Proposed Maximum
        Title of Each Class of               be            Offering Price       Aggregate Offering         Amount of
     Securities to be Registered         Registered          Per Share               Price(1)           Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     367,060           $14.375(2)            $5,276,487.50             $1,393
=========================================================================================================================

(1)      Estimated solely for purposes of calculating the registration fee.

(2) Based upon the average of the high and low sales prices of a share of Common Stock as reported by the Nasdaq Stock Market on June 5, 2000 pursuant to Rule 457(c) of the Securities Act of 1933.

================================================================================

Prospectus

                   Harleysville Savings Financial Corporation

                  Dividend Reinvestment and Stock Purchase Plan

                            ------------------------


                                 367,060 Shares
                                  Common Stock

                            ------------------------




         This prospectus relates to 367,060 authorized but unissued shares of common stock of Harleysville Savings Financial Corporation, being offered to the stockholders of the Company in connection with the Company's Dividend Reinvestment and Stock Purchase Plan. It is suggested that this prospectus be retained for future reference.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.


                  The date of this prospectus is June 9, 2000.

                              ---------------------

                                TABLE OF CONTENTS

                              ---------------------


                                                                          Page

Where You Can Find More Information.........................................1
The Company and the Bank....................................................2
Harleysville Savings Financial Corporation Dividend Reinvestment and
  Stock Purchase Plan.......................................................2
     Purpose................................................................2
     Administration.........................................................3
     Participation..........................................................4
     Optional Cash Payments.................................................5
     Purchases..............................................................6
     Costs..................................................................7
     Reports to Participants................................................8
     Cash Dividends.........................................................8
     Stock Splits, Stock Dividends and Rights Offerings.....................8
     Stock Certificates.....................................................8
     Withdrawal From the Plan...............................................9
     Other Information.....................................................10
Use of Proceeds............................................................12
Market Prices of the Company's Common Stock and Dividends..................13
Description of Common Stock................................................14
Experts....................................................................14
Legal Opinion..............................................................14

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market, you should call (212) 656-5060.

         We have filed with the SEC a registration statement on Form S-3 (together with all amendments thereto, the "registration statement"), of which this prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Dividend Reinvestment and Stock Purchase Plan which is discussed in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and the Dividend Reinvestment and Stock Purchase Plan, reference is made to the registration statement, including its exhibits. The registration statement may be inspected without charge at the principal office of the SEC in Washington, D.C., and copies of all or part of it may be obtained from the SEC upon payment of the prescribed fees.

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

o Current Report on Form 8-K filed with the SEC on February 24, 2000, containing the financial statements of Harleysville Savings Bank for the year ended September 30, 1999.

o Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 30, 2000.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
271 Main Street, Harleysville, Pennsylvania 19438, Attention: Corporate Secretary, telephone (215) 256-8828.

                            THE COMPANY AND THE BANK

         Harleysville Savings Financial Corporation (the "Company"), a Pennsylvania corporation, was formed in connection with the reorganization of Harleysville Savings Bank (the "Bank") to the holding company form of ownership in February 2000. The Bank, a Pennsylvania-chartered stock savings bank, was originally chartered in 1915 and in August 1987 converted to a stock charter. Since its chartering, the Bank has been a member of the Federal Home Loan Bank System. Its savings accounts are insured up to applicable limits by the FDIC under the Savings Association Insurance Fund. The Bank is subject to regulation by the FDIC and the Pennsylvania Department of Banking.

         The Bank is primarily engaged in attracting deposits from the general public and originating loans secured by residential and other real estate. The Bank also makes consumer loans. Harleysville Savings Bank also invests in obligations of the United States Government and federal agencies, and other investments as permitted by applicable laws and regulations. The Bank conducts its business through its home office in Harleysville, Pennsylvania and three full-service branch offices located in Montgomery County, Pennsylvania.

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         In October 1994, the Board of Directors of the Bank adopted this plan, which was adopted by the Company in connection with the reorganization of the Bank in February 2000. Under the plan, shares of the Company's authorized but unissued common stock, par value $.01 per share, are available for issuance and sale to the stockholders of the Company. The plan also allows for the purchase of the Company's common stock in the open market. The plan will be in effect until amended, altered or terminated. The Company has reserved 367,060 shares of its common stock for issuance and sale under the plan pursuant to this prospectus. The plan is set forth below as a series of questions and answers explaining its significant aspects.

         Participants are cautioned that the plan does not represent a change in the Company's dividend policy or a guarantee of future dividends. Payments of future dividends will continue to depend on the Company's earnings, financial and regulatory requirements and other factors.

PURPOSE

1.       What is the purpose of the plan?

                  The purpose of the plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of common stock of the Company and investing optional cash payments in shares of common stock issued by the Company without payment of any brokerage commission or service charge. Shares of common stock purchased under the plan by participants may either be issued by the Company or, subject to applicable regulatory requirements, purchased by the Company in the open market.

         The plan offers participants the following options: (a) to have some or all the cash dividends on the shares of common stock registered in the name of a participant automatically reinvested in common stock of the Company, or (b) to have cash dividends on some of the shares of common stock registered in the name of a participant automatically reinvested, while continuing to receive cash dividends on other shares, and (c) to allow cash contributions by a participant of not less than $250 nor more than $2,500 per quarter to be invested in the purchase of additional shares of common stock, with all dividends on such additional shares of common stock to be reinvested in the common stock of the Company.

2.       What are the advantages of the plan?

                  Participants may have cash dividends on shares of common stock credited to their plan account automatically reinvested in additional shares of common stock, without payment of any service charges or brokerage commissions.

                  Participants also may invest in additional shares of common stock by making voluntary cash payments, within specified limits, without payment of any service charges or brokerage commissions.

                  The Participants will obtain full investment use of funds, because the plan provides for fractional shares as well as whole shares to be credited to the Participants' accounts. Fractional shares earn dividends just like whole shares when held in the plan account.

                  The Participant may avoid cumbersome safekeeping and record keeping costs through the free custodial and reporting services provided by the plan. Shares will be held in "Book Entry" form and regular statements of accounts are provided by the plan administrator.

                  The  Participant   benefits   because  the  Company  pays  all
administrative costs of the plan.

                  The plan is entirely voluntary. You may join or terminate your participation by giving written notice to the plan administrator.

ADMINISTRATION

3.       Who administers the plan for participants?

                  Registrar and Transfer Company, the plan administrator, administers the plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the plan. Shares of common stock purchased under the plan are registered in the name of the plan administrator's nominee as agent, for participants in the plan.

PARTICIPATION

4.       Who is eligible to participate?

                  Each shareholder who has shares of common stock of the Company registered in his or her own name is eligible to participate in the plan.

                  Any person whose common stock is registered in a name other than his or her own (e.g. in the name of a broker, bank or other nominee) and who desires to participate in the plan must either become a holder of record by having such securities transferred into his or her own name or make appropriate arrangements with his or her broker, bank or other nominee and the plan administrator. In general, a nominee holding common stock on behalf of a beneficial owner may participate in and make elections under the plan with respect to such common stock of such beneficial owner in the same manner as the beneficial owner could (and subject to the same limitations and conditions) if such beneficial owner held such common stock in his or her own name.

                  Stockholders  who  reside  in  jurisdictions  in  which  it is
unlawful  for  Harleysville  Savings  Financial   Corporation  to  permit  their
participation are not eligible to participate in the plan.

                  A stockholder's participation in the plan will be prohibited to the extent such participation would cause his or her beneficial ownership of the Company's common stock to exceed 10% of the issued and outstanding shares, unless such stockholder has previously received regulatory approval to exceed such limit of stock ownership.

5.       How does an eligible stockholder participate?

                  To participate in the plan, a stockholder must complete an Authorization Form and return it to the plan administrator. An Authorization Form is enclosed with the prospectus regarding the plan. Additional copies of the Authorization Form will be provided from time to time to the holders of the Company's Common Sock, and may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016,
Attn.: Stock Transfer Department.

6.       When may an eligible stockholder join the plan?

                  A stockholder may join the plan at any time. If the Authorization Form is received by the plan administrator on or before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of common stock, such reinvestment of dividends will begin with the dividend payment.

         See Question 10 below for information concerning the investment of optional cash payments.

7.       What does the Authorization Form provide?

                  The Authorization Form directs the Company to pay to the plan administrator for the account of the participating stockholder some or all of the dividends on the shares registered in his or her name which are included in the plan, as well as on the shares credited to his account under the plan, and all dividends paid on such shares which are held by the plan for the participant. It also appoints the plan administrator (or such other plan administrator as the Company may from time to time designate) as agent for the stockholder and directs such agent to apply all such dividends, and any optional cash payments the stockholder may make as a participant, to the purchase of additional shares of common stock in accordance with the terms and conditions of the plan.

8. May a stockholder have dividends reinvested under the plan with respect to less than all of the shares of common stock registered in that stockholder's name?

                  Yes. Participants may indicate on the card the number of full shares desired to be participated in the plan, with the dividends on such shares to be reinvested under the plan. Participants will continue to receive the dividends on the remaining shares. However, a stockholder who has shares of common stock registered in more than one name, for example, some registered in the name of "John Smith" and others registered in the name of "J. Smith", may elect to participate in the plan for each registration in order to reinvest cash dividends paid on all of his shares of common stock.

OPTIONAL CASH PAYMENTS

9.       How do optional cash payments work?

                  If a stockholder participant chooses to participate by optional cash payments, the plan administrator will apply any optional cash payment received by the plan administrator from the participant to the purchase of shares of common stock for the participant's account. Dividends payable on shares of common Stock purchased with optional cash payments will be automatically reinvested in shares of common stock; however, all shares registered under the participant's name will be aggregated for the purposes of making optional cash payments so that no shareholder may invest more than $2,500 per quarter to purchase additional shares under the plan.

10.      How are optional cash payments made?

                  An initial optional cash payment may be made by a participant when enrolling by enclosing a check for not less than $250 nor more than $2,500 with the Authorization Form. Checks should be made payable to Registrar and Transfer Company and returned along with the Authorization Form in the envelope provided. Thereafter, optional cash payments may be made each quarter by sending to the plan administrator the participant's check for not less than $250 nor more than $2,500, together with the account identification stub furnished by the plan administrator, with such payment to be received by the plan administrator no more than 30 days before the next investment date.

         The election to make optional cash payments is available to each participant. Optional cash payments by a participant must be at least $250 per calendar quarter and cannot exceed a total of $2,500 in any calendar quarter. The same amount of money need not be sent each quarter and there is no obligation to make an optional cash payment.

11. When will optional cash payments received by the plan administrator be invested?

         Optional cash payments will be invested on the investment date as defined in Question 12 below. Optional cash payments received by the plan administrator less than five business days before a given investment date will be returned to the participant by the plan administrator. Since no interest will be paid by the Company or the plan administrator on optional cash payments, participants are urged to make optional cash payments shortly before the investment date. However, participants should allow sufficient time to insure that an optional cash payment will be received at least five business days before the investment date. Participants may request in writing that the plan administrator return all or a portion of their uninvested optional cash payments at any time up to five business days before the investment date. Any optional cash payment received more than 30 days before an investment date will be returned.

PURCHASES

12.  When will purchases be made?

         Purchases under the plan will be made during each calendar quarter on each "investment date," which will be the close of business on the dividend payment date or as soon as practicable thereafter. Dividends when declared, are generally paid four weeks after the fourth Wednesday of January, April, July and October. The corresponding record dates are generally about two weeks prior to the dividend payment date.

13.  How many shares of common stock will be purchased for participants?

         The number of shares purchased for a participant shall be determined by dividing the amount of dividends and/or optional cash payments in the account of each participant available for investment on the investment date by the purchase price per share on such date. If the funds available from participants are not sufficient to purchase an exact number of shares, participants' plan accounts will be credited with fractional shares computed to four decimal places, which will earn proportionate dividends as declared. Participants may not specify the number of shares to be purchased on a given investment date.

14.  At what price will shares of common stock be purchased under the plan?

         For purchases of shares of common stock in the open market, or in negotiated transactions, the purchase price will be the pro rata share of the prices actually paid for the shares (excluding brokerage commissions, if any) at the time such purchases are made. For shares of common stock purchased from the Company, the purchase price will be the fair market value of the stock as of the applicable investment date which will be the average of the lowest bid and asked prices per share for the ten (10) trading days preceding the relevant investment date as reported by one or more brokerage firms selected by the plan administrator which then make a market in the Company's common stock.

15. May dividends on shares purchased through the plan be sent directly to the beneficial owner?

         No. The purpose of the plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the plan will be automatically reinvested in additional shares of common stock unless and until the participant elects to terminate participation in the plan as to any or all shares in the plan. See question 22 below. In the event a shareholder withdraws a portion of his shares from the plan, dividends will continue to be reinvested in shares of common stock on the common stock remaining in the plan.

16.  Will the plan have a dilutive effect on the Company's book value per share?

         Possibly. The issuance of common stock purchased with reinvested quarterly cash dividends will have a dilutive effect on the book value per share of the Company's common stock if such shares are issued at a price below the then prevailing book value of the common stock. The exact amount of such dilution will depend upon the number of shares issued under the plan and the issue price of such shares. All stockholders have the right to participate in the plan and reinvest cash dividends in common stock of the Company and make limited optional cash payments under the plan.

COSTS

17. Are there any expenses to participants in connection with purchases of common stock from the Company under the plan?

         No. All costs or expenses arising out of the purchase of shares pursuant to the plan, including the plan administrator's fees, will be paid by the Company. There will be no brokerage fees for shares purchased from the Company under the plan.

REPORTS TO PARTICIPANTS

18.  How will participants be advised of their purchases of stock?

         As soon as practicable after each purchase for his account, a participant will receive a statement of account from the plan administrator. These statements are a participant's continuing record of the cost of shares purchased and the number of shares acquired, and should be retained for tax purposes.

CASH DIVIDENDS

19. Will participants be credited with dividends on shares held in their account under the plan?

         Yes. A participant's account will be credited with dividends on shares held in his account. The plan administrator will reinvest the dividends in additional shares of common stock.

STOCK SPLITS, STOCK DIVIDENDS, AND RIGHTS OFFERINGS

20. What is the effect of a stock split, stock dividend or rights offering by the Company under the plan?

                  Any stock dividend or stock split declared by the Company on shares held by the plan administrator for a participant will be credited to a participant's account without charge. In the event that the Company makes available to its shareholders the right to purchase additional shares, debentures or other securities, such rights accruing on the shares held by the plan administrator for a participant will be sold and the proceeds of the sale will be promptly applied to the purchase of additional shares of the Company for the participant's account. If, however, a participant wishes to exercise such rights, he may, by written request received by the plan administrator prior to the record date for such rights, obtain a certificate for the full shares in the participant's account so that such rights to purchase additional shares accruing to those certificates will flow directly to the participant.

STOCK CERTIFICATES

21.  Will stock certificates be issued for shares of common stock purchased?

                  Normally, certificates for common stock purchased under the plan will not be issued to participants. The number of shares credited to an account under the plan will be shown on the participant's statement of account.

                  A participant may receive certificates for full shares accumulated in his account under the plan by sending a written request to the plan administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be treated in accordance with the participant's instructions as indicated on the Authorization Form. Any remaining shares will continue to be reflected in the participant's account.

         A participant's rights under the plan and shares credited to the account of a participant under the plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his name.

         Accounts under the plan are maintained in the names in which the certificates of participants were registered at the time they entered the plan. Consequently, certificates for whole shares will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN

22.  Is the plan entirely voluntary and may a participant withdraw at any time?

         In order to withdraw a portion or all of his shares from the plan or change his investment election, a participant must notify the plan administrator in writing that he wishes to make such a withdrawal or such a change. When a participant withdraws a portion or all of his shares from the plan or upon termination of the plan by the Company, certificates for whole shares credited to each participant's account under the plan will be issued. Upon withdrawal from the plan, a participant will receive a cash payment equal to the value of any fractional plan share at the time of his or her withdrawal from the plan.

         In order to fund the cash payment for a fractional share, the plan administrator will establish a special account. This special account will purchase fractional shares from any participant wishing to withdraw his shares. As the fractional shares in the special account accumulate and add up to whole shares, the plan administrator will cause the shares in the special account to be sold for cash on the open market. This cash will be used to fund the cash payments to plan participants for the fractional shares.

         The sale of the plan shares to fund the cash payment will be made as soon as practicable but not later than ten business days after appropriate notices or instructions have been received by the plan administrator. Proceeds from the sale of plan shares will be mailed to participants by the plan administrator within ten business days of such sales, or as soon as practicable thereafter.

         Participants will be required to pay a $5.00 termination fee by check to the plan administrator prior to the plan administrator's processing of a termination request. Except to fund cash payments for fractional share interests, or when less than five shares are left in a participant's account, the plan administrator will not sell any shares for the account of participants under the plan. If a participant's account holds less than five shares, the plan administrator will terminate the account and deduct a $5.00 fee from the amount then payable to a participant.
                                        9

         If a written request from a participant to withdraw and stop dividend reinvestment is received by the plan administrator at least five days prior to the record date for a dividend, reinvestment of such participant's dividends will be terminated on the date of receipt of such notice by the plan administrator. Also, such dividend and all subsequent dividends will be paid to the participant by check, except that dividends on shares in the participant's account which are not withdrawn will continue to be reinvested (see below).

         If a withdrawal request is received on or after the five days prior to a record date for a dividend, such dividend will be invested for the participant's account under the plan and the withdrawal or change effected thereafter. If a request to withdraw and to stop investment of optional payments is received by the plan administrator at least five business days before the next investment date, any uninvested optional cash payments then held in such participant's account will not be reinvested and will be returned to the participant. If the withdrawal request is received less than five business days before such investment date, any such optional cash payment then held in a participant's account will be reinvested for the participant's account, and the withdrawal or change effected thereafter.

         A participant who terminates the reinvestment of dividends paid on shares registered in his name may leave in the plan the shares acquired pursuant thereto. Dividends paid on the shares left in the plan will continue to be automatically reinvested for his account. The participant may also continue to make optional cash payments.

OTHER INFORMATION

23. What happens when a participant sells or transfers all of the shares registered in his name?

         If a participant disposes of all shares of common stock registered in his name (other than shares credited to his account under the plan), the plan administrator will continue to reinvest the dividends on the shares credited to his account under the plan until such participant withdraws from the plan; provided, however, that if following such a disposition of stock a participant's account under the plan contains less than five shares of common stock, then at the Company's election, a certificate will be issued for the full shares in the account, any fractional shares in the account will be sold and the proceeds paid to the participant, and the account will be terminated. A $5.00 termination fee will be deducted from the proceeds.

24. How will a participant's shares held under the plan be voted at meetings of stockholders?

         Shares credited to the account of a participant under the plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his other shares in the Company and may be voted by such holder pursuant to such proxy.

25.  What are the income tax consequences of participation in the plan?

         In general, a participant in the plan has the same Federal and state income tax obligations with respect to dividends credited to his account under the plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the common stock credited to his account under the plan, even though that amount was not actually received by the participant in cash but, instead, was applied to the purchase of additional shares for his account.

         The basis of each share credited to a participant's account pursuant to the dividend reinvestment aspect of the plan is the fair market value of the common stock, and the holding period for such shares begins on the day following the dividend payment date. The basis of the shares credited to a participant's account pursuant to the optional cash investment aspect of the plan is the amount paid by the participant to acquire the shares. The holding period for such shares begins on the day following the investment date.

         Brokerage commissions and service charges paid on behalf of participants will be treated as distributions to participants which are subject to income taxes in the same manner as dividends. Amounts paid for participants to cover service charges may be deductible if a participant's deductions are itemized on federal income tax returns, and amounts paid for brokerage commissions will be includible in the cost basis of shares purchased. Dividends paid on accumulated shares and the amount of brokerage commissions and service charges paid by the Company on behalf of each participant will be included in an annual information return to the Internal Revenue Service and a copy of such return will be sent to each participant or the information included therein will be shown on the participant's final statement for the year.

         The receipt by a participant of certificates representing whole shares previously credited to his account under the plan upon withdrawal from the plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when fractional shares are sold on behalf of the participant upon withdrawal from the plan or when the participant sells shares after the participant's withdrawal from the plan.

         Each shareholder should consult his or her own tax adviser regarding the income tax effect of participation in the plan as to such shareholder.

26.  What are the responsibilities of the Company under the plan?

                  The Company and the plan administrator in administering the plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or judicially declared incompetency prior to receipt by the plan administrator of notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

27.  Who bears the risk of market price fluctuations in the common stock?

         A participant's investment in shares acquired under the plan is not different from direct investment in shares of the Company. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him in the plan, or otherwise.

28.  May the plan be changed or discontinued?

         The plan may be amended, suspended, modified or terminated at any time by the Board of Directors of the Company without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the plan.

         The Company or the plan administrator may terminate a stockholder's individual participation in the plan at any time by written notice to the stockholder. In such event, the plan administrator will request instructions from the participant for disposition of the shares in the account. If the plan administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the plan and a check for any fractional share.

                                 USE OF PROCEEDS

         The net proceeds from the sale of common stock offered pursuant to the plan will become part of the Company's general funds for working capital purposes and investment in the various areas of business in which it is then engaged.

                         MARKET PRICES OF THE COMPANY'S
                           COMMON STOCK AND DIVIDENDS

                  The Company's common stock is traded on the Nasdaq Stock Market, National Market System under the symbol "HARL". The following table sets forth information for the two fiscal years ended September 30, 1999 regarding market prices of the Company's common stock and dividends paid thereon.

                                                                         Dividends
                                  Closing Price                             Per
                                     High(1)            Low(2)          Share (1)(2)
                                 ---------------      ----------       -------------

For the Quarter Ended

September 30, 1997                   $20.81            $ 16.31            $ .08
December 31, 1997                     22.69              19.13              .08
March 31, 1998                        23.35              20.63              .08
June 30, 1998                         26.25              22.69              .08
September 30, 1998                    24.56              22.04              .08
December 31, 1998                     22.59              17.63              .09
March 31, 1999                        18.63              15.66              .09
June 30, 1999                         17.00              15.00              .09
September 30, 1999                    16.13              14.00              .09


----------------------------
(1) Market prices and dividends per share are adjusted for stock dividends and splits effected through September 30, 1999.

(2) By regulation, certain restrictions are placed on the corporation's ability to declare or pay cash dividends as discussed.

                           DESCRIPTION OF COMMON STOCK

         The Company is presently authorized to issue 15,000,000 shares of common stock, par value $.01 per share. As of the date of this prospectus there are a total of 2,272,618 shares of common stock outstanding. In addition, there are a total of 187,335 shares of common stock reserved for issuance pursuant to stock options granted or available for grant under the Company's stock option plans. The Company's board of Directors may approve the issuance of additional authorized shares from time to time without the approval of the stockholders.

         Each share of common stock is entitled to one vote at any meeting of stockholders. Stockholders have not preemptive rights with respect to any additional shares which may be issued. The common stock is not subject to call or redemption. In the unlikely event of liquidation of the Company and after payment of all liabilities and all amounts remaining in a special liquidation account established by the Bank, holders of the common stock will be entitled to receive any remaining assets of the Company.

         Each share of common stock has the same relative rights and is identical in all respects. The common stock offered hereby will be fully paid and nonassessable. The common stock cannot and will not be insured by the Federal Deposit Insurance Corporation.

                                     EXPERTS

         The consolidated financial statements of Harleysville Savings Bank incorporated by reference in this prospectus from the Bank's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the common stock to be issued pursuant to the plan will be passed upon for Harleysville Savings Financial Corporation by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         SEC Registration Fee...............................          $  1,393
         Legal Fees and Expenses............................             4,000
         Accounting Fees and Expenses.......................             4,000
         Printing Fees and Expenses.........................             2,000
         Miscellaneous......................................               607

                 TOTAL: ....................................           $12,000
                                                                        ======

Item 15.  Indemnification of Directors and Officers.

         Article VI of the Company's Bylaws provides as follows:

         6.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

         6.2 Derivative and Corporate Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

         6.3 Mandatory Indemnification. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         6.4 Procedure for Effecting Indemnification. Unless ordered by a court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

         (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3)     by the stockholders.

         6.5 Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Section VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Section VI or otherwise.

         6.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
Section VI.

         6.7 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Section VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Section VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

         The Company carries a liability insurance policy for its officers and directors.

Item 16.      Exhibits.

Exhibit No.   Description
-----------   -----------
5             Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

23.1          Consent of Deloitte & Touche

23.2 The consent of Elias, Matz, Tiernan & Herrick L.L.P. is contained in their opinion filed as Exhibit 5 to this Registration Statement

Item 17.      Undertakings.

         The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The   undersigned   Registrant   hereby   undertakes   to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania on the 8th day of June 2000.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION


By:      /s/ Edward J. Molnar
         --------------------
         Edward J. Molnar
         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Harleysville Savings Financial Corporation whose signature appears below hereby appoints Edward J. Molnar, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the
Securities   and  Exchange   Commission  any  and  all   amendments,   including
post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Harleysville Savings Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

           Name                            Title                      Date
--------------------------        ------------------------      ----------------


/s/ Edward J. Molnar              President, Chief Executive       June 8, 2000
----------------------            Officer and Director
Edward J. Molnar



/s/ Brendan J. McGill             Senior Vice President,           June 8, 2000
------------------------          Treasurer and Chief
Brendan J. McGill                 Financial Officer

           Name                            Title                      Date
--------------------------        ------------------------      ----------------


/s/ Sandford A. Alderfer          Director                         June 8, 2000
--------------------------
Sandford A. Alderfer

/s/ Paul W. Barndt                Director                         June 8, 2000
-------------------
Paul W. Barndt

/s/ Philip A. Clemens             Director                         June 8, 2000
--------------------------
Philip A. Clemens

/s/ Mark R. Cummins               Director                         June 8, 2000
-------------------
Mark R. Cummins

/s/ David J. Friesen              Director                         June 8, 2000
-------------------------
David J. Friesen

/s/ George W. Meschter            Director                         June 8, 2000
--------------------------
George W. Meschter

                                  Exhibit Index

Exhibit No.   Description                                               Location
-----------   ------------                                              --------
5             Opinion of Elias, Matz, Tiernan & Herrick L.L.P.             E-1

23.1          Consent of Deloitte & Touche                                 E-3

23.2
              The consent of Elias,  Matz,  Tiernan & Herrick L.L.P.  is   --
              contained in their opinion filed as Exhibit 5 to this Registration Statement